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EXHIBIT 10.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT, made as of this 1st day of December 1999, by and between American Vantage Companies, a Nevada corporation (the "Grantor") having its principal office at 6787 West Tropicana, Suite 200, Las Vegas, NV 89103, and Michael Woloshin (the "Optionee").


                              W I T N E S S E T H :

      WHEREAS, the Optionee is presently an employee of a majority owned subsidiary of the Grantor (the "Subsidiary" and, collectively with the Grantor, the "Grantor"); and

      WHEREAS, the Grantor is desirous of increasing the incentive of the Optionee to exert his utmost efforts in improving the business of the Grantor.

      NOW, THEREFORE, in consideration of the Optionee's continuous service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants the Optionee, outside of the Grantor's stock option plans, an option to purchase shares of the Grantor's common stock, $.01 par value per share (the "Common Stock"), on the following terms and conditions:

1.    OPTION.

      Pursuant to the resolutions passed by the Board of Directors of the Company on December 1, 1999 (the "Resolutions"), the Grantor hereby grants to the Optionee an option, not qualified as described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, at any time and from time to time prior to 5:00 p.m. (East Coast time) on November 30, 2004 up to an aggregate of THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY FOUR (333,334) fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

2.    PURCHASE PRICE.

      The purchase price shall be $1.96875 per Share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3.    EXERCISE OF OPTION.

      (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefor as specified in Paragraph 2 above. As soon as


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practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

      (b) The option granted hereunder may be exercised by the Optionee as follows: options corresponding to 66,667 shares are exercisable on the date of this Agreement; options corresponding to the next 200,000 shares are exercisable at any time after the Subsidiary's business achieves $1,000,000 or more in Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for any four consecutive quarterly periods; and options corresponding to the last 66,667 shares are exercisable at any time after the Subsidiary's business achieves $2,250,000 or more in EBITDA for any four consecutive quarterly periods until November 30, 2004. The determination of EBITDA will be made by the Grantor's Independent Auditors, whose determination shall be final absent gross negligence or willful misconduct on the part of the Grantor's Independent Auditors.

4.    OPTION CONDITIONED ON CONTINUED EMPLOYMENT.

      (a) If the employment of the Optionee shall be terminated voluntarily by the Optionee or for cause, the option granted to the Optionee hereunder shall immediately expire. If such employment shall terminate otherwise than by reason of death, voluntarily by the Optionee, or for cause, such option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 4.

      (b) If the Optionee dies (i) while employed by the Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of Optionee's employment other than voluntarily by the Optionee or for cause, such option may be exercised by a legatee or legatees of such option under such individual's last will or by his personal representatives or distributees at any time within one year after his death, subject to the provisions of subparagraph
(d) of this Paragraph 4.

      (c) If the Optionee becomes disabled within the definition of Section 104(d) of the Code, while employed by the Grantor or a subsidiary or parent corporation, such option may, subject to the provisions of subparagraph (d) of this Paragraph 4, be exercised at any time within one year after Optionee's termination of employment due to the disability.

      (d) An option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

5.    BRING-ALONG RIGHTS.

      In the event the Grantor elects to sell their shares of Common Stock to a third party acquiror ("Third Party Acquiror"), and the Third Party Acquiror, as a condition of sale, requires a sale to it of all the capital stock of the Grantor, the Grantor may require the Optionee to participate in a sale


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thereof to the Third Party Acquiror upon substantially the same terms and conditions as the Grantor (based on a per share basis).

6.    DIVISIBILITY AND NON-ASSIGNABILITY OF THE OPTION.

      (a) The Optionee may exercise the option herein granted from time to time subject to the provisions of Section 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than ten thousand (10,000) Shares at any one time, or the remaining Shares covered by the option if less than ten thousand (10,000).

      (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and the option herein granted, or any of them, shall be exercisable during the Optionee's lifetime only by the Optionee.

7.    STOCK AS INVESTMENT.

      (a) By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the option granted hereunder, the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

      (b) Unless a registration statement is filed with the Securities and Exchange Commission covering the Shares issuable upon the exercise of the option, such Shares will be restricted securities. Sales of such restricted securities may be made only in compliance with an available exemption from such registration.

8.    RESTRICTION ON ISSUANCE OF SHARES.

      The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Grantor that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Shares, if required, shall have been given by any national securities exchange on which the Common Shares of the Grantor are at the time of issuance listed.


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9.    ADJUSTMENT IN EVENT OF CHANGE IN COMMON STOCK.

      (a) In the event of any stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, reclassifications, combinations of shares, rights offerings, split-ups or extraordinary dividends (including spin-offs), divestiture, liquidations, or any other change in the corporate structure of Shares, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or any authorized committee thereof, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the purchase price per share. In the event of any consolidation or merger of the Grantor with or into another company where the Grantor is not the survivor, or the conveyance of all or substantially all of the assets of the Grantor to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Grantor would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Grantor (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Grantor or its successor entity. In the event of the proposed dissolution or liquidation of the Grantor, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors of the Grantor or any authorized committee thereof.

      (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution.

      (c) No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% of the outstanding Common Shares in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Shares or other securities.

      (d) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

10.   BINDING EFFECT.

      Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.


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11.   NO RIGHTS IN OPTION STOCK.

      Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

12.   EFFECT UPON EMPLOYMENT.

      This Agreement does not give the Optionee any right to continued employment.

13.   AGREEMENT SUBJECT TO RESOLUTIONS.

      Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Resolutions, and in the event of any inconsistency between the terms hereof and the terms of the Resolutions, the terms of the Resolutions shall govern.

14.   MISCELLANEOUS.

      This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of law. Headings have been included herein for convenience of reference only, and shall not be deemed a part of this Agreement. References in this Agreement to the pronouns "him," "he" and "his" are not intended to convey the masculine gender alone and are employed in a generic sense and apply equally to the feminine gender or to an entity.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                  AMERICAN VANTAGE COMPANIES




                                  By:_____________________________________
                                        Ronald J. Tassinari,
                                        President



                                  ACCEPTED AND AGREED TO:




                                  ________________________________________
                                              Michael Woloshin


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